EXHIBIT 21.1



              SUBSIDIARIES OF AMERICAN MOBILE SATELLITE CORPORATION


Name                                             Location of Incorporation
----                                             -------------------------

American Mobile Satellite Sales Corporation      State of Delaware

AMSC Acquisition Company, Inc.                   State of Delaware

AMSC ARDIS, Inc.                                 State of Delaware

AMSC ARDIS Acquisition, Inc.                     State of Delaware

AMSC Sales Corporation, Ltd.                     Territory of the Virgin Islands

AMSC Subsidiary Corporation                      State of Delaware and
                                                    Commonwealth of Virginia

AMSC Subsidiary Corporation of Virginia          Commonwealth of Virginia

ARDIS Company                                    New York General Partnership

Personal Communications Satellite Corporation    State of Delaware

ARDIS Holding Company                            New York General Partnership

Radio Data Network Holding Corporation           State of New York

XM Satellite Radio Inc.                          State of Delaware

XM Satellite Radio Holdings Inc.                 State of Delaware


